UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2006

PROPEX FABRICS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-122829	36-2692811
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

260 The Bluffs

Austell, Georgia 30168

(Address of principal executive offices, including zip code)

(770) 941-1711

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In connection with his planned departure discussed under Item 5.02 below, Mr. Philip Barnes and Propex Fabrics Inc. (the “Company”) entered into a Separation Agreement and General Release (the “Agreement”), dated as of May 3, 2006. The Agreement provides for severance and other payments to Mr. Barnes and, among other things, Mr. Barnes’ agreement not to compete with the Company from January 1, 2007 until April 1, 2008. A copy of the Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 4, 2006, the Company announced that Mr. Philip Barnes, Vice President, Chief Financial Officer and Treasurer, will be leaving the Company on January 1, 2007.

Mr. Lee McCarter, who was the Chief Financial Officer at SI Corporation, which the Company acquired earlier this year, will succeed Mr. Barnes as Chief Financial Officer of the Company, effective January 2, 2007. Mr. McCarter, 45, has over 15 years experience with domestically and internationally based companies in senior financial and operational leadership positions and joined SI Corporation in September of 2000 as Chief Accounting Officer and in June 2001, was named Chief Financial Officer.

A copy of the press release announcing the transition is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
10.1	Separation Agreement and General Release, dated as of May 3, 2006, among Propex Fabrics Inc., Propex Fabrics Holdings Inc. and Philip D. Barnes.

99.1	Press Release of Propex Fabrics Inc., dated May 4, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPEX FABRICS INC.

Dated: May 8, 2006	By:	/s/ Philip Barnes
Philip D. Barnes
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Separation Agreement and General Release, dated as of May 3, 2006, among Propex Fabrics Inc., Propex Fabrics Holdings Inc. and Philip D. Barnes.

99.1	Press Release of Propex Fabrics Inc., dated May 4, 2006.